SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of October 7, 2010 to the Credit Agreement referenced below is among TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and instrumentality of the United States of America (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as a Lender and as Administrative Agent.

W I T N E S S E T H

WHEREAS, pursuant to the Fall Maturity Credit Agreement dated as of March 26, 2009 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) among the Borrower, the Lenders identified therein and the Administrative Agent, the Lenders agreed to make extensions of credit to the Borrower; and

WHEREAS, the parties have requested certain modifications to the Credit Agreement and the parties have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.           Amendment.  The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Maturity Date” means February 7, 2011.

3.           Conditions Precedent.  This Amendment shall become effective as of the date set forth above upon satisfaction of each of the following conditions precedent:

(a)           receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Lenders; and

(b)           receipt by the Administrative Agent of resolutions of the Borrower evidencing the authority of the Borrower to enter into this Amendment certified by the Secretary or by an Assistant Secretary of the Borrower to be true and correct as of the date hereof.

4.           No Other Changes.  Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

5.           Reaffirmation of Representations and Warranties.  The Borrower represents and warrants that each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier date or period).

6.           Counterparts; Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

7.           Governing Law.  Except for those sections that specifically reference a federal statute or regulation, this Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Tennessee. The foregoing notwithstanding, to the extent the following defenses would be available to the Borrower under federal law, then such defenses shall be available to the Borrower in connection with this Amendment: (i) non-liability for punitive damages, (ii) exemption from anti-trust laws, (iii) the Borrower cannot be contractually bound by representation of an employee made without actual authority, (iv) presumption that government officials have acted in good faith and (v) limitation on the application of the doctrine of equitable estoppel to the government.  For the avoidance of doubt, the Credit Agreement, as amended by this Amendment, shall continue to be governed by Section 10.15 Governing Law; Jurisdiction; Etc. and not by Section 7, Governing Law, of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to Fall Maturity Credit Agreement to be duly executed and delivered as of the date first above written.
BORROWER:	TENNESSEE VALLEY AUTHORITY
	By:	/s/ John M. Hoskins
	Name:	John M. Hoskins
	Title:	Senior Vice President and Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ John M. Hall
	Name:	John M. Hall
	Title:	Senior Vice President

LENDER:	BANK OF AMERICA, N.A., as a Lender
	By:	/s/ John M. Hall
	Name:	John M. Hall
	Title:	Senior Vice President